UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 20, 2013, Sorrento Therapeutics, Inc. (“Sorrento”) filed a Current Report on Form 8-K under Item 2.01 (the “Initial Report”) to report the completion of its acquisition of Concortis Biosystems, Corp. (“Concortis”) on December 19, 2013. Concortis’ wholly-owned subsidiary was excluded from the acquisition. In response to parts (a) and (b) of Item 9.01 of the Initial Report, Sorrento indicated that it would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K. This Current Report on Form 8-K/A amends Items 9.01(a) and 9.01(b) of the Initial Report to provide the required financial information.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Audited consolidated financial statements of Concortis as of and for the year ending December 31, 2012 and the notes thereto are attached as Exhibit 99.1 hereto. Unaudited consolidated financial statements of Concortis for the nine months ended September 30, 2013 and the notes thereto are attached as Exhibit 99.2 hereto.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed consolidated financial information is filed as Exhibit 99.3 to this Current Report.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Mayer Hoffman McCann, P.C.

99.1	Audited consolidated financial statements of Concortis Biosystems, Corp. and Subsidiary as of and for the year ending December 31, 2012.

99.2	Unaudited consolidated financial statements of Concortis Biosystems, Corp. and Subsidiary for the nine months ending September 30, 2013.

99.3	Sorrento Therapeutics, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: March 3, 2014	By:	/s/ Richard Vincent
Richard Vincent
Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

23.1	Consent of Mayer Hoffman McCann, P.C.

99.1	Audited consolidated financial statements of Concortis Biosystems, Corp. and Subsidiary as of and for the year ending December 31, 2012.

99.2	Unaudited consolidated financial statements of Concortis Biosystems, Corp. and Subsidiary for the nine months ending September 30, 2013.

99.3	Sorrento Therapeutics, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information.